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                                                                     EXHIBIT 1.1


                                SELLING AGREEMENT

           SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L. P.

                  100,000 Units of Limited Partnership Interest

         AGREEMENT made as of the 21st day of October, 1998, by and among SALOMON SMITH BARNEY GLOBAL DIVERSIFIED FUTURES FUND L. P., a New York limited partnership (the "Partnership"), SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM") and SALOMON SMITH BARNEY INC., a Delaware corporation ("SSB").

                              W I T N E S S E T H :

         WHEREAS, the Partnership has filed a registration statement on Form S-1 (File No. ***-*****) with the Securities and Exchange Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), and as a part thereof a form of preliminary prospectus relating to the offer and sale of up to 100,000 Units of Limited Partnership Interest in the Partnership (the "Units") (the registration statement in the form in which it becomes effective under the Act being hereinafter referred to as the "Registration Statement" and the prospectus in the form included therein being hereinafter referred to as the "Prospectus"; provided that (1) if the Partnership files a post-effective amendment to such registration statement, then the term "Registration Statement" shall refer to the registration statement as amended by such post-effective amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the SEC and (2) if a prospectus filed by the Partnership pursuant to either Rule 424(b) or (c) promulgated under the Act shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereof shall have become effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c), from and after the date on which it shall have been filed); and

         WHEREAS, the Partnership intends to enter into management agreements with each of Campbell & Company, Inc., Eagle Trading Systems Inc., Eckhardt Trading Company and Rabar Market Research, Inc. (each an "Advisor," collectively, the "Advisors") and SBFM, (the "Management Agreements"), pursuant to which commodity trading decisions will be made by the Advisors as described in the Prospectus; and

         WHEREAS, SSB has agreed to assist in the offer and sale of the Units upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:
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         1. Appointment of Selling Agent

         (a) (i) The Partnership hereby appoints SSB as its exclusive agent to offer and sell the Units on the terms and conditions set forth herein and in the Registration Statement and the Prospectus during the initial offering period (the "Initial Offering Period"), a period of 90 days commencing on the date the Registration Statement is declared effective by the SEC, unless SBFM, the general partner of the Partnership, terminates the offering at an earlier date or extends the Initial Offering Period for up to an additional 60 days by written notice to SSB. As described in the Prospectus, 15,000 Units must be sold during the Initial Offering Period for the Partnership to commence its trading activities; if fewer than 15,000 Units are sold during the Initial Offering Period, proceeds will be promptly returned to subscribers at the termination thereof.

             (ii) The Partnership hereby also appoints SSB as its exclusive agent to offer and sell the Units on the terms and conditions set forth herein and in the Registration Statement and the Prospectus during a period commencing on the date of termination of the Initial Offering Period (assuming 15,000 Units are sold) and ending upon the earlier of the date two years from the date the Registration Statement is declared effective and the date on which 100,000 Units are sold (the "Continuous Offering", and, together with the Initial Offering Period, the "Offering Period").

         (b) SSB hereby accepts appointment as selling agent for the Partnership to effect sales of up to 100,000 Units as provided herein, in the Registration Statement and in the Prospectus. SSB represents and hereby confirms that in selling to subscribers and otherwise carrying out its obligations under this agreement it will comply with Paragraphs (b)(2) and (b)(3) of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), as set forth in Schedule I hereto. SSB agrees that SBFM has the right to reject any subscription for Units for any reason and to suspend sales of Units during the Offering Period. At SSB's discretion it may form a group of securities dealers ("Soliciting Dealers") to solicit sales of the Units during the Offering Period. Any such Soliciting Dealer shall execute a Soliciting Dealer Agreement in substantially the form attached hereto as Exhibit A.

         Each such dealer shall become a party to this Agreement upon notice by SSB to the Partnership that SSB and such dealer have entered into such Soliciting Dealer Agreement.

          (c) SSB agrees initially to bear all expenses of the Partnership in connection with the Initial Offering Period (estimated at $700,000), including, without limitation, fees and expenses of its counsel, SEC and other filing fees, blue sky fees and expenses, printing expenses, fees and expenses of independent public accountants and escrow fees.


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          (d) SSB agrees that all funds received by SSB from subscribers shall be promptly delivered to European American Bank as escrow agent for the benefit of the subscribers by noon of the second business day after receipt. Furthermore, SSB will require all Soliciting Dealers to forward to SSB, for delivery to the escrow agent, all checks received by them from subscribers for Units by noon of the next business day after their receipt of the checks. SSB represents and hereby confirms that if it receives checks from customers it will act as processing broker-dealer in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934 and NASD Notices to Members 84-7 and 84-64.

          (e) SSB represents and confirms that it is registered with the Commodity Futures Trading Commission ("CFTC") as a futures commission merchant and is a member of the National Futures Association ("NFA") in that capacity. Any Soliciting Dealer selected by SSB that receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership shall be registered with the CFTC as a futures commission merchant or an introducing broker and shall be a member of the NFA. Further, any associated person of SSB or a Soliciting Dealer who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership shall be registered with the CFTC as an associated person of a futures commission merchant or an introducing broker and shall be an associate member of the NFA (qualified as an associated person by having taken the Series 3 or Series 31 Commodities Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage).

         2. Agreements of the Partnership. The Partnership agrees with SSB as follows:

          (a) The Partnership will advise SSB, promptly after it receives notice thereof, (i) of the time when the Registration Statement has become effective and when any amendment thereto becomes effective, (ii) of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Prospectus, or the initiation or threat of any proceeding for any such purpose and (iii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus, the Partnership will promptly use its best efforts to obtain its withdrawal.

          (b) The Partnership will furnish to SSB, without charge, two signed copies of the Registration Statement as originally filed and each amendment thereto, including all exhibits.

          (c) The Partnership will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which SSB shall not previously have been advised or to which SSB shall reasonably object in writing.


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         (d) The Partnership will furnish SSB with copies of any preliminary prospectus and of the Prospectus in such quantities as they may from time to time reasonably request. If at any time when the Prospectus is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Partnership will notify SSB and upon its request prepare and furnish without charge to it as many copies as it may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

         (e) The Partnership will take such action as SSB may reasonably request to qualify the Units for offering and sale under the securities or blue sky laws of such jurisdictions as it may request and will comply with such laws so as to permit the continuance of sales in such jurisdictions for as long as may be necessary to complete the distribution.

         3.  Representations and Warranties.

         The Partnership represents and warrants to SSB that:

         (a) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied or when so filed will comply in all material respects with the requirements of the Act and the Commodity Exchange Act ("CEA").

         (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the termination of the Offering Period, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will comply in all material respects with the provisions of the Act and the CEA and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the representations and warranties contained in subparagraphs (a) and (b) above do not apply to any statements or omissions in the Registration Statement or Prospectus, or any amendment or supplement thereto, made in reliance upon information furnished to the Partnership by SSB or on its behalf expressly for use therein.

         (c) The Partnership is duly formed and validly existing as a limited partnership under the New York Revised Uniform Limited Partnership Act (the "Partnership Law"), with full partnership


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power and authority to carry out its obligations under this Agreement, its
Certificate of Limited Partnership, as amended from time to time (the "Partnership Certificate"), and its Limited Partnership Agreement, as amended from time to time (the "Partnership Agreement"), and to conduct its business as described in the Prospectus. The Partnership conducts no business and owns or leases no properties which would require it to qualify to do business as a foreign organization in any jurisdiction.

         (d) The offer and sale of the Units has been duly authorized by the Partnership and the Units constitute valid limited partnership interests in the Partnership which conform to the description thereof contained in the Prospectus; and the liability of each limited partner will be limited as set forth in the Prospectus, and no limited partner will be subject to personal liability for the debts, obligations, or liabilities of the Partnership by reason of his being a limited partner other than as described in the Prospectus.

         (e) The offer and sale of the Units and the compliance by the Partnership with all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement to which the Partnership is a party or by which it is bound, nor will such action result in a violation of the provisions of the Partnership Agreement or Partnership Certificate or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership or any of its properties.

         (f) A separate escrow account will be opened at European American Bank (the "Escrow Agent") and maintained for all funds received from subscribers for Units. All payments received from persons desiring to purchase Units will be deposited in such account and held in accordance with the terms of such Escrow Agreement.

         (g) PricewaterhouseCoopers LLP, who have certified certain financial statements contained in the Registration Statement, are independent public accountants as required by the Act.

         4. Conditions of Closing. The obligations of the parties hereunder shall at all times be subject to the continued accuracy of all representations and warranties of the parties contained herein as though such representations and warranties had been made at and as of such times, and the following additional conditions:

         (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with;


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         (b) SSB shall have received an opinion of Willkie Farr & Gallagher, dated the Closing Date (as defined in Paragraph 7 below), in form and substance satisfactory to it, to the effect that:

                  (i) The Partnership has been duly formed and is validly existing as a limited partnership under the Partnership Law with full partnership power and authority to carry out its obligations under this Agreement and the Partnership Agreement, and to conduct its business as described in the Prospectus, and, to the best of the knowledge of such counsel, the Partnership conducts no business and owns or leases no properties which would require it to qualify to do business as a foreign organization in any jurisdiction;

                  (ii) The offer and sale of the Units has been duly authorized by the Partnership and the Units constitute valid limited partnership interests in the Partnership which conform to the description thereof contained in the Prospectus; and the liability of each limited partner will be limited as set forth in the Prospectus, and no limited partner will be subject to personal liability for the debts, obligations, or liabilities of the Partnership by reason of his being a limited partner, other than as described in the Prospectus;

                  (iii) The offer and sale of the Units and the compliance by the Partnership with all of the provisions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of the Partnership Certificate or Partnership Agreement, or, to the best of the knowledge of such counsel, any agreement to which the Partnership is a party or by which it is bound;

                  (iv) To the best of the knowledge of such counsel, there is no action, suit, litigation or proceeding before or by any court or governmental agency, federal, state or local, pending or threatened against, or affecting or involving the property or business of SBFM, or the business of the Partnership, that would materially and adversely affect the condition (financial or otherwise), business or prospects of SBFM or the Partnership; and

                  (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued nor has any proceeding for the issuance of such an order been initiated or threatened.

         5. Indemnification.

         SSB agrees to indemnify and hold harmless the Partnership against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expense whatsoever reasonably incurred in investigating, preparing or


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defending against any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any related sales material used by SSB in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Partnership by SSB, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto.

         6. Term.

         (a) This Agreement may be terminated by SSB, at its option, by giving notice to the Partnership, if:

                  (i) there shall have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Partnership or SBFM, which change in its judgment shall render it inadvisable to proceed with the offer and sale of the Units; or

                  (ii) any of the conditions specified in Section 4 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled.

         (b) The termination of this Agreement for any reason set forth in this
Section 6 shall not affect the obligations of the Partnership contained in
Section 2 hereof.

         7. Closing Date.

         The Closing Date shall not be later than ten business days following the termination of the Initial Offering Period to which reference is made in
Section 1(a)(i) above.

         8. Miscellaneous.

         (a) All representations, warranties and agreements contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any party, (ii) delivery of and payment for the Units, or (iii) termination of this Agreement.

         (b) Except as otherwise expressly provided, this Agreement is made solely for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, and no other person shall have any right or obligation under it. The terms "successors" and "assigns" shall not include any purchasers, as such, of Units in the Partnership.


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         (c) Whenever notice is required to be given by the provisions of this
Agreement, such notice shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

         If to the Partnership to:

                  Salomon Smith Barney Global Diversified
                  Futures Fund L.P.
                  c/o Smith Barney Futures Management Inc.
                  390 Greenwich Street
                  New York, New York 10013

         If to SSB to:

                  Salomon Smith Barney Inc.
                  390 Greenwich Street
                  New York, New York 10013

         If to SBFM to:

                  Smith Barney Futures Management Inc.
                  390 Greenwich Street
                  New York, New York 10013

         (d) No party is authorized by the Partnership to give any information or make any representation in connection with the offering of Units other than those contained in the Prospectus and such sales literature the use of which has been authorized in writing by the Partnership.

         (e) This Agreement may be signed in counterpart.


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         (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of the parties as of the day and year first above mentioned.

                                      SALOMON SMITH BARNEY GLOBAL
                                      DIVERSIFIED FUTURES FUND L. P.

                                      By: Smith Barney
                                          Futures Management Inc.,
                                          (General Partner)

                                      By:_______________________________________

                                      SMITH BARNEY FUTURES MANAGEMENT INC.

                                      By:_______________________________________

                                      SALOMON SMITH BARNEY INC.

                                      By:_______________________________________


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                                   SCHEDULE I

SUITABILITY

            (b)(2)(A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) below.

                  (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                           (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                                    a. the participant is or will be in a
                           financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program:

                                    b. the participant has a fair market net
                           worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                                    c. the program is otherwise suitable for the
                           participant; and

                           (ii) maintain in the files of the member documents
                  disclosing the basis upon which the determination of suitability was reached as to each participant.

                  (C) Notwithstanding the provisions of subparagraphs (A) and
         (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                  (D) Subparagraphs (A) and (B), and, only in situations where the member is not affiliated with the direct participation program, Subparagraph (C), shall not apply to:

                           (i) a secondary public offering of or a secondary market transaction in a unit, depositary receipt, or other interest in a direct participation program for which


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         quotations are displayed on Nasdaq or which is listed on a registered national securities exchange; or

                           (ii) an initial public offering of a unit, depositary receipt or other interest in a direct participation program for which an application for inclusion on Nasdaq or listing on a registered national securities exchange has been approved by Nasdaq or such exchange and the applicant makes a good faith representation that it believes such inclusion on Nasdaq or listing on an exchange will occur within a reasonable period of time following the formation of the program.

DISCLOSURE

            (b)(3)(A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                  (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                  (i) items of compensation;
                  (ii) physical properties;
                  (iii) tax aspects;
                  (iv) financial stability and experience of the sponsor;
                  (v) the program's conflict and risk factors; and
                  (vi) appraisals and other pertinent reports.

                  (C) For purposes of subparagraphs (A) or (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                           (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                           (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                           (iii) no member that participated in the inquiry is a sponsor of the program or an affiliate of such sponsor.


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                  (D) Prior to executing a purchase transaction in a direct
participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of the investment; provided, however, that this paragraph (b) shall not apply to an initial or secondary public offering of or a secondary market transaction in a unit, depositary receipt or other interest in a direct participation program which complies with subparagraph (2)(D).


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